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                                                                    EXHIBIT 4.12

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                                XCEL ENERGY INC.

                                    AS ISSUER

                                       AND

                            CITADEL EQUITY FUND LTD.,

                           CITADEL CREDIT TRADING LTD.

                                       AND

                      CITADEL JACKSON INVESTMENT FUND LTD.

                                  AS PURCHASERS

                          DATED AS OF NOVEMBER 21, 2003

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                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of November 21, 2003, by and between Xcel Energy Inc., a Minnesota corporation (the "Company") and Citadel Equity Fund Ltd., Citadel Credit Trading Ltd. and Citadel Jackson Investment Fund Ltd. (the "Purchasers"), pursuant to that certain agreement, dated November 25, 2002 (the "Redemption Agreement") between the Company and the Purchasers.

                  In order to induce the Purchasers to enter into the Redemption Agreement and purchase the Notes (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement.

                  The Company agrees with the Purchasers (i) for their benefit as Purchasers and (ii) for the benefit of the beneficial owners (including the Purchasers) from time to time of the Registrable Securities (as defined herein) (each of the foregoing a "Holder" and together the "Holders"), as follows:

                  Section 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Redemption Agreement or in the Indenture (as defined below). As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means with respect to any specified person, an "affiliate," as defined in Rule 144, of such person.

                  "Amendment Effectiveness Deadline Date" has the meaning set forth in Section 2(d) hereof.

                  "Applicable Conversion Price" as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Price that would be in effect were Notes then outstanding.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Common Stock" means the shares of Common Stock, par value $2.50 per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

                  "Conversion Price" has the meaning assigned to such term in the Indenture.

                  "Damages Accrual Period" has the meaning set forth in Section 2(e) hereof.

                  "Damages Payment Date" means, in the case of the Notes and the Underlying Common Stock, the six and twelve month anniversary of the Issue Date, respectively, of each year.

                  "Deferral Notice" has the meaning set forth in Section 3(i) hereof.

                  "Deferral Period" has the meaning set forth in Section 3(i) hereof.

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                  "Effectiveness Deadline Date" has the meaning set forth in
Section 2(a) hereof.

                  "Effectiveness Period" means the period commencing on the last date of original issuance of the Notes and terminating upon the earliest of the following: (A) when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or when all shares of Underlying Common Stock have been sold pursuant to the Shelf Registration Statement and (B) when all outstanding Registrable Securities held by persons that are not Affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

                  "Event" has the meaning set forth in Section 2(e) hereof.

                  "Event Date" has the meaning set forth in Section 2(e) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Filing Deadline Date" has the meaning set forth in Section 2(a) hereof.

                  "Holder" has the meaning set forth in the third paragraph of this Agreement.

                  "Indenture" means the Indenture, dated as of November 15, 2003, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee, pursuant to which the Notes are being issued.

                  "Initial Shelf Registration Statement" has the meaning set forth in Section 2(a) hereof.

                  "Issue Date" means the first date of original issuance of the Notes.

                  "Liquidated Damages Amount" has the meaning set forth in
Section 2(e) hereof.

                  "Material Event" has the meaning set forth in Section 3(i) hereof.

                  "Notes" means the 7-1/2% Convertible Senior Notes due 2008 of the Company to be purchased pursuant to the Agreement.

                  "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire relating to the Notes.

                  "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date, so long as all of their Registrable Securities that have been registered for resale pursuant to a Notice and Questionnaire have not been sold in accordance with a Registration Statement.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or

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prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  "Record Holder" means (i) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages Amount has accrued, the holder of record of such Note on the record date with respect to the interest payment date under the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Underlying Common Stock as to which any such Liquidated Damages Amount has accrued, the registered holder of such Underlying Common Stock fifteen (15) days prior to such Damages Payment Date.

                  "Redemption Agreement" has the meaning set forth in the preamble hereof.

                  "Registrable Securities" means the Notes until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times the Underlying Common Stock and any securities into or for which such Underlying Common Stock has been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) such security may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto, or (iii) its sale to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, and (B) as a result of the event or circumstance described in any of the foregoing clauses (A)(i) through (iii), the legend with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

                  "Registration Expenses" has the meaning set forth in Section 5 hereof.

                  "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Shelf Registration Statement" has the meaning set forth in
Section 2(a) hereof.

                  "Subsequent Shelf Registration Statement" has the meaning set forth in Section 2(b) hereof.

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                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture.

                  "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

                  Section 2. Shelf Registration. (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event by the date (the "Filing Deadline Date") that is one hundred twenty (120) days after the Issue Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the reasonable methods of distribution elected by the Holders, and set forth in the Initial Shelf Registration Statement. The Company shall use its best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event by the date (the "Effectiveness Deadline Date") that is one hundred eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. At the time the Initial Shelf Registration Statement is declared effective, each Holder that became a Notice Holder on or prior to the date that is ten (10) Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law to the extent that such Holder has delivered a Notice and Questionnaire to the Company as contemplated by Section 2(d) below. Notwithstanding the foregoing, if a Holder fails to provide the Company with the information requested by the Notice and Questionnaire within the period specified in Section 2(d) below, then the Filing Deadline Date and the Effectiveness Deadline Date, with respect to such Holder, shall be extended by one day for each day after the twenty (20) Business Day period that such Holder fails to provide such Notice and Questionnaire; provided, however, that the failure of a Holder to provide such Notice and Questionnaire shall not otherwise affect the Company's obligations under this Agreement to any other Holder.

                  (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within five (5) Business Days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

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                  (c)      The Company shall supplement and amend the Shelf
Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or as reasonably requested by the Purchasers or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement.

                  (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 3(i). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire, but shall have at least twenty (20) Business Days from the date on which the Notice and Questionnaire is first received by such Holders to return a completed and signed Notice and Questionnaire to the Company. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, whether before or after the (20) Business Day Period described above, and in any event within the later of (x) five (5) Business Days after such date or (y) five (5) Business Days after the expiration of any Deferral Period in effect when the Notice and Questionnaire is delivered or put into effect within five (5) Business Days of such delivery date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or, if required by applicable law, prepare and file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is thirty (30) days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to
Section 2(d)(i); provided that if such Notice and Questionnaire is delivered during a Deferral Period, or a Deferral Period is put into effect within five
(5) Business Days after such delivery date, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above within five (5) Business Days after expiration of the Deferral Period in accordance with Section 3(i); provided further that if under applicable law, the Company has more than one option as to the type or manner of making any such filing, the Company will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus in accordance with the requirements of this
Section 2(d).

                  (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with

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precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (iii) the Company has failed to perform its obligations set forth in Section 2(b) within the time period required therein,
(iv) the Company has failed to perform its obligations set forth in Section 2(d) within the time periods required therein or (v) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), the date by which the Company is required to perform its obligations set forth in Section 2(b) in the case of clause (iii), the date by which the Company is required to perform its obligations set forth in Section 2(d) in the case of clause (iv) (including the filing of any post-effective amendment prior to the Amendment Effectiveness Deadline Date), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (v), being referred to herein as an "Event Date"). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), the date the Company performs its obligations set forth in
Section 2(b) in the case of an Event of the type described in clause (iii), the date the Company performs its obligations set forth in Section 2(d) in the case of an Event of the type described in clause (iv) (including, without limitation, the date the relevant post-effective amendment to the Shelf Registration Statement is declared effective under the Securities Act), and termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (v).

                  Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (a "Damages Accrual Period"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of Notes that are Registrable Securities and of shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, if the first date of any Damages Accrual Period for which the Liquidated Damages Amount is to be paid to Holders as a result of the occurrence of any particular Event is other than a Damages Payment Date, then the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of (i) the aggregate principal amount of such Notes or, without duplication, (ii) in the case of Notes that have been converted into or exchanged for Underlying Common Stock, the Applicable Conversion Price of such shares of Underlying Common Stock on the date of conversion, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any

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Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed 0.5% notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of Liquidated Damages Amount by the Company).

                  The Trustee shall be entitled, on behalf of Holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Nothing shall preclude a Holder of registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

                  The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

                  Section 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

                           (a)      Prepare and file with the SEC a Registration
Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, the Company shall furnish to the Purchasers and counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) copies of all such documents proposed to be filed and use its best efforts to reflect in each such document when so filed with the SEC such comments as such counsel reasonably shall propose within three (3) Business Days of the delivery of such copies to the Purchasers and such counsel.

                           (b)      Prepare and file with the SEC such
amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective until the expiration of the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use its best efforts to comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

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                           (c)      As promptly as practicable give notice to
the Notice Holders, the Purchasers and counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective, (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

                           (d)      Use its best efforts to prevent the issuance
of, and, if issued, to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as promptly as practicable, and provide prompt notice to each Notice Holder and the Purchasers of the withdrawal of any such order.

                           (e)      If reasonably requested by the Purchasers or
any Notice Holder, as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Purchasers, such Notice Holder or counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment provided that the Company shall not be required to take any actions under this Section 3(e) that, in the written opinion of counsel for the Company, are not in compliance with applicable law.

                           (f)      As promptly as practicable furnish to each
Notice Holder, counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) and the Purchasers, without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder, such counsel or the Purchasers).

                           (g)      During the Effectiveness Period, deliver to
each Notice Holder, counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) and the Purchasers, in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice

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Holder, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                           (h)      Prior to any public offering of the
Registrable Securities pursuant to the Shelf Registration Statement, use its best efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire); prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where they would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where they are not then so subject.

                           (i)      Upon (A) the issuance by the SEC of a stop
order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any pending corporate development (a "Material Event") that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, if applicable or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Company may rely on information provided by each Notice Holder with respect to such Notice Holder), as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its best efforts to cause it to be declared effective as promptly as is practicable, and (ii) give notice to the Notice Holders and counsel for the Holders and for the Purchasers (or, if applicable, separate counsel for the Holders) that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause
(B) above, as soon as, in the reasonable judgment of the Company, the Registration Statement does not contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") without the Company incurring any obligation to pay liquidated damages pursuant to Section 2(e), shall not exceed thirty (30) days in any ninety- (90-) day period and ninety (90) days in any twelve- (12-) month period.

                           (j)      Make available for inspection during normal
business hours by a representative for the Notice Holders of such Registrable Securities, and any broker-dealers, attorneys and accountants retained by such Notice Holders, all reasonably requested financial and other records and pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and employees of the Company and its subsidiaries to make available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders, or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement or is not otherwise under a fiduciary or other duty of trust to the Company, and provided that the foregoing inspection and information gathering shall, to the fullest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in Section 5.

                           (k)      Comply with all applicable rules and
regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                           (l)      Cooperate with each Notice Holder to
facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a

Registration Statement, which certificates shall not bear any restrictive legends, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least (2) Business Days prior to any sale of such Registrable Securities.

                           (m)      Provide a CUSIP number for all Registrable
Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                           (n)      Prior to any public offering of Underlying
Common Stock which are Registrable Securities, use its best efforts to cause all such Underlying Common Stock to be listed, or approved for listing, on the New York Stock Exchange or any other stock exchange on which securities of the same class issued by the Company are then listed.

                           (o)      Cooperate and assist in any filings required
to be made with the National Association of Securities Dealers, Inc.

                           (p)      Upon (i) the filing of the Initial
Registration Statement and (ii) the effectiveness of the Initial Registration Statement, announce the same, in each case by press release to a nationally recognized wire service.

                           (q)      Enter into such customary agreements and
take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

                           (r)      Cause the Indenture to be qualified under
the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  Section 4.   Purchasers' Representations and Holder's
Obligations.

     (a) Each Purchaser represents and warrants with respect to only itself that:

                  (i) Such Purchaser is acquiring the Notes, for its own account and not with a view towards or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representation herein, such Purchaser does not agree to hold any of the Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                  (ii) Such Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                  (iii) Such Purchaser understands that except as provided in this Agreement: (x) the Notes have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such sale is exempt from the registration requirements of the Securities Act and such Purchaser shall have complied with the procedures regarding transfer outlined in the Notes and the Indenture; and (y) neither the Company nor any other person is under any obligation to register the Notes under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         (b) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be to disclosed in the Registration Statement under applicable law.

                  Section 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses ("Registration Expenses") shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of one counsel for the Holders, not to exceed $10,000 in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company, (v) the reasonable fees and expenses of the Purchasers, including the reasonable fees and expenses of one counsel to the Purchasers and the Holders in connection therewith, (vi) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (vii) Securities Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing by the Company of the Registrable Securities on any securities exchange on which similar securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

                  Section 6.  Indemnification; Contribution.

                           (a)      The Company agrees to indemnify and hold
harmless each of the Purchasers, each Holder and each person, if any, who controls each such Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                                    (i)      against any and all loss,
         liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (ii)     against any and all loss,
         liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                                    (iii)    against any and all expense
         whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information with respect to a Holder furnished in writing to the Company by such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the failure of any Holder to comply with Section 4(a).

                           (b)      In connection with any shelf registration
statement in which a Holder of Registrable securities is participating, in furnishing information relating to such Holder to the Company expressly for use in the Registration Statement, each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Purchasers, the other selling Holders, and each of their respective directors and officers, and each person, if any, who controls the any Company, the Purchasers or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

                           (c)      Each indemnified party shall give notice as
promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Purchasers, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (d)      If at any time an indemnified party shall
have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                           (e)      If the indemnification provided for in this
Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company on the one hand and the Holders and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Holders and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section 6(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 6, neither any of the Purchasers nor any Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder or underwritten by such Purchaser, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder or Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 6, each person, if any, who controls any of the Purchasers or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Purchasers or Holder, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  Section 7. Information Requirements. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities (other than the Common Stock) under any section of the Exchange Act.

                           (b)      The Company shall file the reports required
to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the Exchange Act and the rules and regulations thereunder.

                  Section 8.   Miscellaneous.

                           (a)      No Conflicting Agreements. The Company is
not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of such Company's securities under any other agreements. Notwithstanding the foregoing, the Purchasers acknowledges that the Company is obligated, and may obligate itself from time to time in the future, to register its securities for other holders.

                           (b)      Amendments and Waivers. The provisions of
this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                           (c)      Notices. All notices and other
communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier,
(iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first- class mail, to the parties as follows:

                  (x) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                  (y) if to the Company, to:

                  Xcel Energy Inc.
                  800 Nicollet Mall
                  Minneapolis, MN 55401
                  Attention: General Counsel
                  Telecopy No.: (612) 215-4501

                  (z) if to the Purchasers, to:

                  c/o Citadel Investment Group, L.L.C.
                  225 West Washington Street
                  Chicago, Illinois  60601
                  Attn: Kenneth A. Simpler
                  Telecopy No.: (312) 338-0786

                  with a copy to:

                  Schulte, Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Telecopy No.: (212) 593-5955

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

                           (d)      Approval of Holders. Whenever the consent or
approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                           (e)      Successors and Assigns. Any person who
purchases any Registrable Securities from the Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Purchasers. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

                           (f)      Counterparts. This Agreement may be executed
in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                           (g)      Headings. The headings in this Agreement are
for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (h)      Governing Law. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                           (i)      Severability. If any term, provision,
covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                           (j)      Entire Agreement. This Agreement is intended
by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement. In no event will such methods of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

                           (k)      Termination. This Agreement and the
obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Section 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     XCEL ENERGY INC.

                                     By: /S/ Benjamin G.S. Fowke III
                                         ---------------------------------------
                                         Benjamin G.S. Fowke III
                                         Vice President, Chief Financial Officer
                                         and Treasurer

Confirmed and accepted as of the date first above written:

CITADEL EQUITY FUND LTD.

       By: Citadel Limited Partnership, Portfolio Manager
       By: GLB Partners, L.P., its General Partner
       By: Citadel Investment Group, L.L.C., its General Partner

By: /S/ Kenneth A. Simpler
   ---------------------------------
   Name:  Kenneth A. Simpler
   Title: Managing Director

CITADEL CREDIT TRADING LTD.

       By: Citadel Limited Partnership, Portfolio Manager
       By: GLB Partners, L.P., its General Partner
       By: Citadel Investment Group, L.L.C., its General Partner

By: /S/ Kenneth A. Simpler
   ---------------------------------
    Name:  Kenneth A. Simpler
    Title: Managing Director

CITADEL JACKSON INVESTMENT FUND LTD.

       By: Citadel Limited Partnership, Portfolio Manager
       By: GLB Partners, L.P., its General Partner
       By: Citadel Investment Group, L.L.C., its General Partner

By: /S/ Kenneth A. Simpler
   ---------------------------------
    Name:  Kenneth A. Simpler
    Title: Managing Director